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                     PLAN FOR ACQUISITION
                   OF MINORITY INTERESTS IN
             THE MANHATTAN LIFE INSURANCE COMPANY














              As Adopted on OCTOBER , 2 , 1996
                by the Board of Directors of
            The Manhattan Life Insurance Company


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
                    TABLE OF CONTENTS

                                                     PAGE

                     ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . 1

                     ARTICLE II

PURPOSE OF THE PLAN. . . . . . . . . . . . . . . . . . . 2

                     ARTICLE III

FORM OF THE PLAN . . . . . . . . . . . . . . . . . . . . 3
Section 3.1 Background of the Plan . . . . . . . . . . . 3
Section 3.2 Basis for Choice of Method . . . . . . . . . 4
Section 3.3 Description of the Reverse Split . . . . . . 5
Section 3.4 Exchange Procedure for Capital Shares. . . . 5
Section 3.5 Funding for Reverse split. . . . . . . . . . 7

                    ARTICLE IV

PROPOSED CHARTER OF MLIC . . . . . . . . . . . . . . . . 8
Section 4.1 Amendment of the Charter of MLIC . . . . . . 8
Section 4.2 Action by the Board. . . . . . . . . . . . . 9

                    ARTICLE V

THE REVERSE SPLIT VERSUS THE SECTION 7118 PROCEDURE. . .11
Section 5.1 Consents and Approvals . . . . . . . . . . .11
Section 5.2 Fairness of this Plan to Minority
            Shareholders . . . . . . . . . . . . . . . .12
Section 5.3 Appraisal Rights . . . . . . . . . . . . . .12

                    ARTICLE VI

OTHER CONSIDERATIONS. . . . . . . . . . . . . . .  . . .13
Section 6.1 Statutory Considerations . . . . . . . . . .13
Section 6.2 Effect of Reverse Split on Revenue
 Sharing between Policyholders and
 Shareholders. . . . . . . . . . . . . . . . . . . . . .13

EXHIBIT A Proposed Charter Amendment of MLIC

               PLAN FOR ACQUISITION
                       OF
               MINORITY INTERESTS OF
        THE MANHATTAN LIFE INSURANCE COMPANY

     This Plan for Acquisition of Minority Interests of The Manhattan Life Insurance Company (this "Plan) was adopted by the Board of Directors (the "Board") of The Manhattan Life Insurance Company, a guarantee capital life insurance company organized under the laws of the State of New York ("MLIC"), at a meeting duly called and held on October 2, 1996, and sets forth the method by which The Union Central Life Insurance Company, a mutual life insurance company organized under the laws of the State of Ohio ("UCLIC"), will become the sole holder of the outstanding guarantee capital shares of MLIC.

                     ARTICLE I

                    DEFINITIONS

     As used in this Plan, the following terms, whether in the singular or the plural, have the following meanings:

     "A.M. Best" means A.M. Best Company, Inc.

     "Board" has the meaning set forth in the first paragraph hereof.

     "Capital Shares" means the guarantee capital shares, par value $2 per share, of MLIC.

     "Charter Amendment" has the meaning specified in Section
4.1.

     "Exchange Procedure" has the meaning specified in Section
3.4.

     "Guarantee Capital" has the meaning specified in Section
3.3.

                          -1-

     "Guarantee Capital Reserve" has the meaning specified in
Section 3.5.

     "MLIC" has the meaning set forth in the first paragraph hereof.

     "Nasdaq" means the Nasdaq National Market.

     "New Capital Shares" means the guarantee capital shares, par value $835,406 per share, of MLIC that are issued and outstanding after the Reverse Split is effected.

     "NYBCL" means the New York Business Corporation Law.

     "NYIL" means the New York Insurance Laws.

     "Plan" has the meaning set forth in the first paragraph hereof.

     "Reverse Split" has the meaning specified in Section 3.3.

     "SEC" means the Securities and Exchange Commission.

     "Special Committee" has the meaning specified in Section
4.2.

     "UCLIC" has the meaning set forth in the first paragraph hereof.

                       ARTICLE II

                   PURPOSE OF THE PLAN

     The principal purpose of this Plan is to allow MLIC to present itself to the ratings agencies as a strategic subsidiary of UCLIC and not as a stand alone company. As a strategic subsidiary of UCLIC, MLIC should be able to maintain or improve its current rating of "A- (Excellent)" with A.M. Best. In 1993, MLIC's A.M. Best rating was downgraded from "A (Excellent)" to

"A- (Excellent)". A.M. Best has advised MLIC that there could be a further downgrade of its rating if this Plan is not completed.

     In addition, this Plan would make MLIC a privately held company, thereby eliminating the rising costs related to its registration with the SEC and listing with Nasdaq, including the expenses associated with servicing numerous shareholder accounts and the reporting and accounting functions required by the SEC and Nasdaq. For the year ended December 31, 1995, MLIC incurred costs associated with being a publicly held company of approximately $300,000.

     An ancillary benefit to the more than 2,000 MLIC shareholders owning fewer than 303,784 Capital Shares will be a convenient, economical way to sell their shares at greater than prevailing market prices without incurring brokerage commissions.

                       ARTICLE III

                    FORM OF THE PLAN

     Section 3.1    Background of the Plan.   UCLIC has informed
MLIC that it desires to own all of the Capital Shares and MLIC desires this Plan to occur for the reasons detailed below. Pursuant to Section 7118 of the NYIL ("Section 7118"), a shareholder that owns at least 95 percent of the issued and outstanding voting shares of a domestic Insurance company may acquire the remaining minority shareholder interests in such company. UCLIC, however, does not own 95 percent of the Capital Shares. UCLIC has attempted to increase its ownership percentage in MLIC but has failed to reach the 95 percent threshold because the Capital Shares are widely dispersed among the public.* UCLIC has informed MLIC that it does not believe that it could increase its ownership percentage in MLIC to the 95 percent threshold required under Section 7118. Accordingly, UCLIC has proposed that MLIC eliminate minority shareholder interests in MLIC by effecting a Reverse Split (as defined below) of the Capital Shares which it is anticipated would result in UCLIC being the sole holder of the outstanding guarantee capital shares of MLIC.

     Section 3.2    Basis for Choice of Method.   As discussed in
Section 3.1 above, UCLIC has informed MLIC that it cannot acquire the interest of the minority holders of Capital Shares pursuant to Section 7118. UCLIC has proposed, however, that MLIC effect the Reverse Split as an alternative method to Section 7118 to accomplish the desired goal of eliminating minority shareholder interests in MLIC. A reverse stock split is an established method for eliminating minority shareholder interests in a corporation. This technique, which is a form of amendment of a company's certificate of incorporation pursuant to state law, allows a company to reverse split its outstanding shares of stock into a lesser number of outstanding shares of stock. In the situation where a reverse stock split is aimed at eliminating minority shareholder interests, the company may issue one new share of stock in exchange for a number of old shares in excess of the

-----------
* Manhattan National Corporation, MLIC's parent company prior to MLIC's spinoff on December 31, 1991, conducted a "dutch auction" in 1990 to increase its ownership interest in MLIC. As a result of the "dutch auction", Manhattan National Corporation obtained a 72.8 percent ownership interest in MLIC.

number of such old shares held by the largest minority shareholder. As a result, the holdings of all minority shareholders would be reduced to a fraction of a new share for which they would be paid in cash in lieu of the issuance of certificates for such fractional shares.

     Section 3.3     Description of the Reverse Split.   This
Plan would be effected pursuant to a 1-for-303,784 reverse split of the Capital Shares (the "Reverse Split") that it is anticipated would result in the elimination of minority shareholder interests in MLIC and UCLIC being the sole remaining holder of the New Capital Shares. As of August 31, 1996, MLIC had 3,341,624 Capital Shares issued and outstanding of which UCLIC owns 2,433,345 or approximately 72.8 percent. It is anticipated that the Reverse Split will reduce the number of Capital Shares issued and outstanding from 3,341,624 to 8. The par value of the Capital Shares will be increased from $2.00 per share to $835,406 per share. It is anticipated that the aggregate amount of capital guaranteed to MLIC policyholders (the "Guarantee Capital") after the Reverse Split is effected will remain at its current balance of $6,683,248 (8 New Capital Shares with a par value of $835,406 per share).

     Section 3.4 Exchange Procedure for Capital Shares. All holders of Capital Shares that surrender their Capital Shares to MLIC will receive either New Capital Shares or cash in exchange for such Capital Shares (the "Exchange Procedure"). Each holder of Capital Shares that surrenders to MLIC 303,784 Capital Shares, together with cash in the amount of $227,838, will receive in exchange one New Capital Share. Any such cash amounts received from a holder of Capital Shares will be contributed to the Guarantee Capital. Each holder of Capital Shares that surrenders to MLIC less than 303,784 Capital Shares (including Capital Shares remaining after a shareholder who owns in excess of 303,784 Capital Shares surrenders 303,784 Capital Shares) will receive $7.50 in cash from MLIC for each Capital Share returned, in lieu of fractional New Capital Shares.

     Pursuant to the Exchange Procedure, UCLIC will return to MLIC 2,433,345 Capital Shares plus cash in the amount of $1,822,704 (all of which will be contributed to the Guarantee Capital) in exchange for which it will receive 8 New Capital Shares and approximately $23,048 in cash for the remaining Capital Shares (3,073 Capital Shares) in excess of the amount required for 8 New Capital Shares. It is anticipated that the remaining 908,279 Capital Shares held by shareholders other than UCLIC will be returned in exchange for cash in the aggregate amount of approximately $6,812,093. MLIC does not anticipate that any of the minority shareholders will accumulate the number of Capital Shares required to be exchanged for a New Capital Share. In the event that any minority shareholder accumulates 303,784 Capital Shares and, together with cash in the amount of $227,838, surrenders such Capital Shares to MLIC, such minority shareholder will receive one new Capital Share and the Guarantee Capital will increase by $835,406. In addition, the aggregate amount paid to shareholders other than UCLIC will be reduced by $2,278,380 per one New Capital Share issued.

     The ratio for the Reverse Split of 1-for-303,784 was proposed by UCLIC and determined by the Board to be an administratively convenient ratio which would ensure that the largest single minority shareholder, and consequently all other minority shareholders, would have their holdings reduced to a fraction of a share for which they would be paid a fair price in cash.

     Section 3.5 Funding for Reverse Split. MLIC proposes to use funds from its Guarantee Capital and Guarantee Capital Reserve (defined below) to pay cash in lieu of issuing fractional New Capital Shares resulting from the Reverse Split. MLIC anticipates that it will require approximately $6,812,093 to pay cash in lieu of issuing fractional New Capital Shares to minority shareholders, which hold 908,279 Capital Shares prior to the Reverse Split being effected. Of the $6,812,093 that will be required to pay cash in lieu of issuing fractional New Capital Shares, $1,816,558 will be funded from the Guarantee Capital and approximately $4,995,535 will be funded from the Guarantee Capital Reserve. In addition, MLIC will require approximately $23,048 to pay cash in lieu of issuing fractional New Capital Shares to UCLIC for Capital Shares returned by UCLIC in excess of the amount required for 8 New Capital Shares. Of the $23,048 that will be required to pay cash in lieu of issuing fractional New Capital Shares, $6,146 will be funded from the Guarantee Capital and approximately $16,902 will be funded from the Guarantee Capital Reserve.

     As of June 30, 1996, MLIC had Guarantee Capital, a Guarantee Capital Reserve (the "Guarantee Capital Reserve") and unassigned surplus of approximately $6,683,000, $15,526,000 and $6,773,000, respectively, determined on a statutory basis of accounting.

 After MLIC pays cash in lieu of issuing fractional New Capital Shares resulting from the Reverse Split, the balance of the Guarantee Capital Reserve will be approximately $10,514,000. As a result of the contribution to the Guarantee Capital discussed previously, the Guarantee Capital and the unassigned surplus, however, will not change after the Reverse Split. As a part of this Plan, MLIC will not make any distributions to its shareholder(s) after the Reverse Split is effected until the Guarantee Capital Reserve is restored to its balance at June 30, 1996 of $15,526,000. Based upon June 30, 1996 information, MLIC's Risk Based Capital (the "RBC") ratio would decrease from 302% to 260% as a result of the reduction in Guarantee Capital Reserve. Although MLIC's surplus will decrease by approximately $5,012,000 as a result of the Reverse Split, MLIC believes that the 260% RBC ratio would still exceed the average RBC ratio for 130 U.S. life Insurance companies (comprising 85% of estimated 1995 U.S. life industry assets) monitored by Townsend & Schupp. The average RBC ratio for these companies for 1995 was 243%.

                       ARTICLE IV

                PROPOSED CHARTER OF MLIC

     Section 4.1 Amendment of the Charter of MLIC. The Reverse Split would be effected by the amendment of the charter of MLIC (the "Charter Amendment") pursuant to Section 1206(a)(4) of the NYIL, which would be approved at a special meeting of MLIC's shareholders. It is anticipated that this Plan will be effected after the Charter Amendment and the use of the Guarantee

Capital Reserve is approved by the Superintendent. The legislative history of New York Senate Bill No. 2074, February 15, 1950, which introduced what is now Section 1206(a)(4), indicates that Section 1206(a)(4) was specifically adopted for companies like MLIC. Under Section 1206(a)(4), a company that has guarantee capital represented by shares "may amend any provisions of its charter, including, without limitation, the increase, reduction or retirement of its capital and the interest thereon and the increase or decrease in the number or par value of the shares representing its capital ..." N.Y.I.L. Section 1206(a)(4). Assuming that no minority shareholder surrenders 303,784 or more Capital Shares to MLIC, the Charter Amendment will reduce the number of authorized Capital Shares of MLIC from 5,000,000 to 8 so that UCLIC will be the sole remaining holder of New Capital Shares and the Guarantee Capital will remain unchanged. The Charter Amendment will also increase the par value of the Capital Shares from the present $2 per share to a par value of $835,406 per share for the New Capital Shares. A copy of the proposed Charter Amendment is attached to this Plan as Exhibit A.

     Section 4.2     Action by the Board.   The Board has created
a special committee of four independent directors (the "Special Committee") to (i) evaluate the Reverse Split and any proposal of UCLIC to acquire the remaining minority shareholder interests in MLIC and (ii) negotiate the terms and conditions of the Reverse Split and any proposal of UCLIC to acquire the remaining minority shareholder interests in MLIC, and recommend appropriate action to the Board. The Special Committee was authorized by the Board to engage a financial advisor and legal counsel to render financial and legal advice in connection with their consideration of the Reverse Split. The Special Committee has concluded its deliberations and has reported its recommendation to the full Board. The Board has approved the Reverse Split. A special meeting of MLIC's shareholders will be called to consider and vote upon the Reverse Split. Section 1206(a)(4) of the NYIL provides that a guarantee capital company may amend any provision of its charter if the amendment is approved by the board of directors and the holders of at least two-thirds of the outstanding shares. The Charter Amendment does not require the approval of MLIC's policyholders under the NYIL or MLIC's charter.

     Shareholders who dissent from the Reverse Split and comply with applicable law are granted certain rights under the NYIL and NYBCL as discussed below.

     In addition, pursuant to Section 1206(a)(4) of the NYIL, the Charter Amendment must have the approval of the Superintendent of Insurance endorsed on it.

                        ARTICLE V

       THE REVERSE SPLIT VERSUS THE SECTION 7118 PROCEDURE

     The Reverse Split is similar to the procedure prescribed by
Section 7118 (the "Section 7118 Procedure") in terms of the required board approval, regulatory review and the protection afforded to minority shareholders. A comparison of the procedures under Section 7118 and the Reverse Split is set forth below.

     Section 5.1     Consents and Approvals.   As discussed
above, the Section 7118 Procedure provides a method for a shareholder owning at least 95 percent of the outstanding voting shares of a New York domiciled Insurance company to acquire the remaining voting shares of the company pursuant to a plan of acquisition adopted by its board of directors. Pursuant to
Section 7118, the Superintendent must review the plan of acquisition and if he is satisfied that it complies with Article 71 of the NYIL, is fair and equitable and is not inconsistent with law, he must approve such plan. Shareholder approval is not required.

     Similarly, the Reverse Split requires the recommendation of the Special Committee and the approval of the Board. In addition, the holders of at least a two-thirds of the outstanding shares of MLIC must approve the Reverse Split. The Charter Amendment, however, does not require the approval of MLIC's policyholders under the NYIL or MLIC's charter. A Proxy Statement and a Rule 13e-3 Transaction Statement with respect to the Reverse Split will be filed by MLIC with the SEC for its review.

     Section 5.2     Fairness of this Plan to Minority
Shareholders.   Both the Reverse Split and the Section 7118
Procedure contemplate an evaluation of the fairness of the transaction from a financial point of view to minority shareholders. The Special Committee, after considering the financial and legal advice of its financial advisor and legal counsel and taking into consideration such factors as it deems appropriate, determined that $7.50 is a fair price to be paid to minority shareholders of MLIC from a financial point of view. With respect to the Section 7118 Procedure, the Superintendent is charged with determining whether the plan of acquisition is fair and equitable.

     Section 5.3     Appraisal Rights.    Rights granted to
dissenting shareholders under the NYIL and NYBCL are similar with regard to the Reverse Split and the Section 7118 Procedure.

     Pursuant to Section 7119 (b) of the NYIL ( "Section 7119
(b)"), shareholders who elect to dissent from the Section 7118 Procedure may obtain, in lieu of the consideration specified in the plan of acquisition, the right to obtain an appraisal of their shares pursuant to the procedure specified in Section 623 of the NYBCL. Under Section 7119(b), a dissenting shareholder must file a written notice of dissent within 20 days of receiving the plan of acquisition or a summary of the plan of acquisition.

     As discussed above, to effect the Reverse Split, MLIC is required to adopt the Charter Amendment. The adoption of the Charter Amendment, however, will establish the right of appraisal for MLIC shareholders who dissent from the Charter Amendment. Such appraisal rights are granted under Section 1206(a)(4) of the NYIL pursuant to the procedure specified in Section 623 of the NYBCL.

                         ARTICLE VI

                    OTHER CONSIDERATIONS

     Section 6.1     Statutory Considerations.   The Reverse
Split is not prohibited by the NYIL or the NYBCL. The payment of cash in lieu of fractional New Capital Shares by MLIC in connection with the Reverse Split is not a purchase of its own shares which is prohibited by Section 1411(d)(i) of the NYIL. The Department has stated in an opinion letter that Sections 1206(a)(4) (authorization given to a guarantee capital company to amend its charter) and 7119 (granting appraisal rights to dissenting shareholders in the Section 7118 Procedure) of the NYIL provide exceptions to the Section 1411(d) prohibition against an insurer from acquiring its own capital shares.**

     Section 6.2   Effect of Reverse Split on Revenue Sharing
between Policyholders and Shareholders.   Section 14 of MLIC's
charter provides that after incurred losses and expenses, including the payment of interest and adequate provision for outstanding policies and contingencies are made, seven-eighths of the profits of MLIC shall be distributed equitably to participating policyholders and the remaining one-eighths of the profits shall be made available for the holders of Capital Shares. MLIC does not anticipate that the Reverse Split would affect such revenue sharing.

--------------------
**   Opinion Letter from Donald Carroll, Supervising Attorney,
     New York Insurance Department, to Steven Liu, Esq., Law
     Office of James C. Napoli (February 18, 1992) attached hereto.

(State of New York letterhead w/logo)
bcc:  Supt. Curiale
      First Dep. Supt. Cooper
      Dep. Supt./Gen.Counsel Liskov
      Dep. Supt. Hsia
      Messrs. Laurenzano
              Lennon
              Ginnelly
     Ms. Weidberg (Section 1411 (d))

                            STATE OF NEW YORK
                          INSURANCE DEPARTMENT
                            160 WEST BROADWAY
                      NEW YORK,  NEW YORK 10013-3393

SALVATORE R. CURIALE                          RICHARD G. LISKOV
SUPERINTENDENT OF INSURANCE                DEPUTY SUPERINTENDENT
                                           AND GENERAL COUNSEL



                                   February 18, 1992



Steven Liu, Esq.
Law Office of James C. Napoli
7-8 Chatham Square
New York, NY 10038

Dear Mr. Liu:

This is in response to your February 4, 1992 letter in which you inquire whether the following transaction would violate any provision of the New York Insurance Law.

As described in the your letter:

     A Shareholder of a stock insurance company wishes to sell his shares to a "Minority Enterprise Small Business Investment Company" (MESBIC). MESBIC can only purchase stock from an institution, not an individual. Therefore, to structure this deal, the shareholder wishes to transfer his shares for money as treasury shares to the insurance company, who acts as an accommodating party. These shares would then immediately be transferred by the carrier to the MESBIC for money.

     The amount of shares being transferred is six percent of the total shares outstanding and the selling and subsequent repurchase price is the original par value of the stock.

It would appear that the purchase by the insurance company would be prohibited by Section 1411 (d) of the Insurance Law which bars an insurer from acquiring its own capital shares except for the purpose of mutualizing, redeeming and retiring shares, or purchasing director's qualifying shares. Nor would the exceptions in Sections 1206(a)(4) or 7119 authorize the purchase.

                           Very truly yours,

                           /s/ Donald Carroll

                             Donald Carroll
                            Supervising Attorney

DC:ctw

(Exhibit A)

                  CERTIFICATE OF AMENDMENT

                             OF

                       AMENDED CHARTER

                             OF

           THE MANHATTAN LIFE INSURANCE COMPANY

     Under Section 1206(a)(4) of the Insurance Law of
       the State of New York and Section 805 of the Business Corporation Law of the State of New York

     Pursuant to the provisions of Section 1206(a)(4) of Insurance Law of the State of New York, the undersigned
President, Chief Executive Officer and General Counsel, and
Secretary of The Manhattan Life Insurance Company, hereby certify:

     FIRST: The name of the corporation is The Manhattan Life
Insurance Company (the "Company").

     SECOND: The Amended Charter of the Company was filed by the Insurance Department on November 14, 1990.

     THIRD: The amendment to the Amended Charter of the Company effected by this Certificate is to amend Article 3 to reduce the number of authorized shares of guarantee capital shares.

     FOURTH: The first sentence of Article 3 of the Amended Charter of the Company that provides "[t]here shall be an authorized Guarantee Capital of ten million dollars ($10,000,000) to be divided into five million (5,000,000) shares of the par value of two dollars each, which shall be personal property transferable on the books of the Company in conformity with its By-Laws" is hereby amended to read as follows:

     "There shall be an authorized Guarantee Capital of nine million one hundred eighty-nine thousand four hundred sixty-six dollars ($9,189,466) to be divided into eleven shares of the par value of eight hundred thirty-five thousand four hundred six dollars ($835,406) each, which shall be personal property transferable on the books of the Company in conformity with its By-Laws."

     FIFTH: The foregoing amendment of the Amended Charter of the Company was authorized by resolution of the Board of Directors of the Company, followed by the approval of at least two-thirds of the outstanding guarantee capital shares of the Company on the ______ day of ________________, 1996.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statement made herein are true under the penalties of perjury this ____ day of _____________ 1996.

THE MANHATTAN LIFE INSURANCE COMPANY

By:
Name: Daniel J. Fischer
Title: President, Chief Executive

By:
Name: David F. Westerbeck
Title: Secretary